UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2022

EDOC Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39689	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7612 Main Street Fishers

Suite 200

Victor, NY 14564

 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (585) 678-1198

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, $.0001 par value per share	ADOC	The Nasdaq Stock Market LLC
Rights, exchangeable into one-tenth of one Class A Ordinary Share	ADOCR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one-half of one Class A Ordinary Share, each whole Warrant exercisable for $11.50 per share	ADOCW	The Nasdaq Stock Market LLC

Item 1.01 Entry Into A Material Definitive Agreement.

BUSINESS COMBINATION AGREEMENT

This section describes the material provisions of the Business Combination Agreement but does not purport to describe all of the terms thereof. Edoc’s shareholders, warrant holders, rights holders and other interested parties are urged to read such agreement in its entirety. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1. Unless otherwise defined herein, the capitalized terms used below are defined in the Business Combination Agreement.

General Description of the Business Combination Agreement

On December 5, 2022, EDOC Acquisition Corp., a Cayman Islands exempted corporation (together with its successors, “Edoc”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with Australian Oilseeds Investments Pty Ltd., an Australian proprietary company (the “AOI”), Australian Oilseeds Holdings Limited, upon execution of a joinder agreement to become party to the Business Combination Agreement (a “Joinder”), a to-be-formed Cayman Islands exempted company (“Pubco”), AOI Merger Sub, upon execution of a Joinder, a to-be-formed Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub”), American Physicians LLC, a Delaware limited liability company (“Purchaser Representative”), in the capacity as the Purchaser Representative thereunder, Gary Seaton, in his capacity as the representative for the Sellers (as defined below) in accordance with the terms and conditions of the Business Combination Agreement (the “Seller Representative”) and each of the holders of AOI’s outstanding capital shares named on Annex I thereto (the “Primary Sellers”), as amended from time to time to include subsequent parties that execute and deliver to Edoc, Pubco and AOI a Joinder (the “Joining Sellers”), and the holders of AOI’s outstanding capital shares who are bound by the provisions of the Business Combination Agreement pursuant the drag-along rights set forth in AOI’s memorandum and articles of association (the “Drag-Along Sellers”, and collectively with the Joining Sellers, the “Sellers”).

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), (a) Edoc will merge with and into Merger Sub, with Edoc continuing as the surviving entity (the “Merger”), and with holders of Edoc securities receiving substantially identical securities of Pubco, and (b) immediately prior to the Merger, Pubco will acquire all of the issued and outstanding ordinary shares of AOI (the “Purchased Shares”) from the Sellers in exchange for ordinary shares of Pubco, with AOI becoming a wholly-owned subsidiary of Pubco (the “Share Exchange”, and together with the Merger and the other transactions contemplated by the Business Combination Agreement, the “Transactions”).

Exchange Consideration

The total consideration to be paid by Pubco to the Sellers for the Purchased Shares shall be an aggregate number of Pubco ordinary shares (the “Exchange Shares”) with an aggregate value (the “Exchange Consideration”) equal to, without duplication, (i) $190,000,000, plus (or minus, if negative) (ii) AOI’s net working capital less a target net working capital of $4,000,000, minus (iii) the aggregate amount of any outstanding indebtedness, net of cash and cash equivalents, of AOI and its subsidiaries, and minus (iv) the amount of any unpaid transaction expenses of AOI, with each Pubco ordinary share to be issued to the Sellers valued at $10.00.

The Exchange Consideration is subject to adjustment after the Closing based on final confirmation of AOI’s net working capital, the outstanding indebtedness of AOI and its subsidiaries net of cash and cash equivalents, and any unpaid transaction expenses of AOI, as of the date of the Closing. If the finally determined number of Exchange Shares is (i) greater than the estimated number of Exchange Shares, Pubco will issue an additional number of Pubco ordinary shares equal to such difference to the Sellers, subject to a maximum amount equal to the amount of Escrow Property (defined below) at such time or (ii) less than the estimated number of Exchange Shares, Pubco will cause the Escrow Agent (as defined below) to release from escrow a number of Escrow Shares equal to such difference to Pubco, subject to a maximum amount equal to the Escrow Property at such time.

Escrow Accounts

The parties agreed that at or prior to the Closing, Pubco, the Primary Sellers, the Purchaser Representative, the Seller Representative and Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agent” or “CST”) will enter into an Escrow Agreement, effective as of the Closing, in form and substance reasonably satisfactory to Edoc and AOI (the “Escrow Agreement”), pursuant to which Pubco will deliver to the Escrow Agent a number of Exchange Shares equal to 15% of the estimated Exchange Consideration otherwise issuable to the Sellers at the Closing (such Exchange Shares, together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted the “Escrow Shares”) to be held, along with any dividends, distributions or income thereon (together with the Escrow Shares, the “Escrow Property”) in a segregated account (the “Escrow Account”) and disbursed in accordance with the Business Combination Agreement and the Escrow Agreement. The Escrow Shares will be held in the Escrow Account for a period of 12 months after the Closing and shall be the sole and exclusive source of payment for any post-Closing purchase price adjustment and for any post-closing indemnification claims (other than certain fraud claims and breaches of AOI and the Sellers’ fundamental representations, as discussed below). At the 12-month anniversary of the Closing, all remaining Escrow Property will be released to the Sellers in accordance with the Business Combination Agreement. However, an amount of Escrow Property equal to the value of any pending and unresolved claims will remain in the Escrow Account until finally resolved.

Representations and Warranties

The Business Combination Agreement contains a number of representations and warranties made by Edoc, AOI and Pubco as of the date of such agreement or other specific dates solely for the benefit of certain of the parties to the Business Combination Agreement, which in certain cases are subject to specified exceptions and materiality, Material Adverse Effect, knowledge and other qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement. “Material Adverse Effect” as used in the Business Combination Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Business Combination Agreement or the ancillary documents thereto, subject to certain customary exceptions.

In the Business Combination Agreement, AOI made certain customary representations and warranties to Edoc, including among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relating to execution and delivery of the Business Combination Agreement and other ancillary documents; (3) capitalization; (4) subsidiaries; (5) governmental approvals; (6) non-contravention; (7) financial statements; (8) absence of certain changes; (9) compliance with laws; (10) permits; (11) litigation; (12) material contracts; (13) intellectual property; (14) taxes and tax returns; (15) real property; (16) personal property; (17) title to and sufficiency of assets; (18) employee matters; (19) benefit plans; (20) environmental matters; (21) transactions with related persons; (22) insurance; (23) customers and suppliers; (24) business practices; (25) Investment Company Act of 1940 (“Investment Company Act”); (26) finders and brokers; (27) food law compliance; (28) information supplied; and (29) independent investigation. Additionally, Pubco made certain customary representations and warranties to Edoc, AOI and the Sellers with respect to Pubco and Merger Sub as of the date it executes a Joinder, including representations and warranties related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relating to execution and delivery of the Business Combination Agreement and other ancillary documents; (3) governmental approvals; (4) non-contravention; (5) capitalization; (6) title and ownership of the Exchange Shares to be issued to the Sellers; (7) Pubco and Merger Sub activities; (8) finders and brokers; (9) Investment Company Act; (10) information supplied; and (11) independent investigation.

In the Business Combination Agreement, Edoc made certain customary representations and warranties to AOI, Pubco, Merger Sub and the Sellers, including among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relative to execution and delivery of the Business Combination Agreement and other ancillary documents; (3) governmental approvals; (4) non-contravention; (5) capitalization; (6) SEC filings and financial statements; (7) absence of certain changes; (8) compliance with laws; (9) litigation, orders and permits; (10) taxes and returns; (11) employees and employee benefit plans; (12) properties; (13) material contracts; (14) transactions with affiliates; (15) Investment Company Act; (16) finders and brokers; (17) business practices; (18) insurance; (19) independent investigation; (20) information supplied; and (21) Edoc’s trust account.

In the Business Combination Agreement, each Seller made customary representations and warranties to Edoc, including among others, related to the following: (1) organization and good standing; (2) authority and binding effect relating to execution and delivery of the Business Combination Agreement and other ancillary documents; (3) ownership of the Purchased Shares; (iv) government approvals; (v) non-contravention; (6) litigation; (7) investment representations; (8) finders and brokers; (9) information supplied; and (10) independent investigation.

Covenants of the Parties

Each party agreed in the Business Combination Agreement to use its commercially reasonable efforts to effect the Closing. The Business Combination Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms (the “Interim Period”), including covenants regarding: (1) the provision of access to their properties, books and personnel; (2) the operation of their respective businesses in the ordinary course of business; (3) Edoc’s public filing obligations and AOI’s obligation to deliver interim financial statements; (4) no solicitation of, or entering into, any alternative competing transactions; (5) no insider trading; (6) notifications of certain breaches, consent requirements or other matters; (7) efforts to consummate the Closing and obtain third party and regulatory approvals; (8) further assurances; (9) public announcements; (10) confidentiality; (11) indemnification of directors and officers after the Closing and tail insurance; (12) use of trust proceeds after the Closing; (13) efforts to conduct a private placement, backstop or redemption waiver arrangements, if sought; and (14) approval of an equity incentive plan of Pubco in a form mutually acceptable to Pubco, Edoc and AOI.

The parties also agreed to take all necessary actions to cause Pubco’s board of directors immediately after the Closing to consist of a board of five directors, a majority of which will be independent. One director (who shall qualify as an independent director) will be designated by Edoc prior to the Closing, three directors (at least one being an independent director) will be designated by AOI prior to the Closing and one independent director will be mutually agreed upon by Edoc and AOI prior to the closing.

Edoc and Pubco also agreed to prepare, and Pubco shall file with the Securities and Exchange Commission (“SEC”), a registration statement on Form F-4 (as amended, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the issuance of securities of Pubco to the holders of the Edoc securities and containing a proxy statement/prospectus for the purpose of soliciting proxies from the shareholders of Edoc for the matters relating to the Transactions to be acted on at the extraordinary general meeting of the shareholders of Edoc and providing such shareholders with an opportunity to participate in the redemption by Edoc of its public shareholders in connection with Edoc’s initial business combination, as required by its amended and restated memorandum and articles of association (the “Redemption”).

Survival and Indemnification

The of representations and warranties of AOI and the Sellers survive the Closing for 12 months, other than (i) representations and warranties of AOI regarding (1) corporate matters, including due organization, existence and good standing; (2) authority and binding effect relating to execution and delivery of the Business Combination Agreement and other ancillary documents; (3) capitalization; (4) subsidiaries; (5) intellectual property; (6) taxes and tax returns; (7) benefit plans; (8) environmental matters; and (9) finders and brokers and (ii) the representations and warranties of the Sellers regarding (1) organization and good standing; (2) authority and binding effect relating to execution and delivery of the Business Combination Agreement and other ancillary documents; (3) ownership of the Purchased Shares and (4) finders and brokers, which will each survive until 30 days after the expiration of the applicable statute of limitations. The representations and warranties of Edoc do not survive the Closing.

All covenants, obligations and agreements of AOI will not survive the Closing unless by their terms they apply to or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms). The covenants, obligations and agreements made by Edoc will not survive the Closing, except for those covenants that by their terms apply to or are to be performed in whole or in part after the Closing (which such covenants will survive the Closing and continue until fully performed in accordance with their terms).

The Primary Sellers, severally and not jointly, will provide indemnification for any breach of any representations and warranties or covenants of AOI or the Sellers, subject to certain limitations, including those as described below.

Indemnification claims by Edoc are subject to a threshold equal to $950,000 in aggregate losses before any indemnification claim is paid, but after the threshold is reached, all indemnification claims shall be paid from the first dollar of losses. The maximum aggregate amount of indemnification payments which the Primary Sellers will be obligated to pay (other than with respect to certain fraud claims with respect to the transactions under the Business Combination Agreement or breaches by AOI or the Sellers of certain fundamental representations) is capped at an amount equal to $38,000,000. Fraud claims with respect to the transactions under the Business Combination Agreement or breaches by AOI or the Sellers of their fundamental representations are payable by the Primary Sellers up to a maximum aggregate amount equal to the Exchange Consideration.

Any indemnification claims against the indemnifying parties shall first be applied against the Escrow Shares and then against any other Escrow Property before the Primary Sellers shall be required to make any out-of-pocket payment for indemnification.

Shareholders of Pubco following the Closing are not third party beneficiaries of the Business Combination Agreement and are not entitled to bring any claim against any Seller pursuant to the Business Combination Agreement.

Conditions to Closing

The obligations of the parties to consummate the Transactions are subject to various conditions, including the following mutual conditions of the parties unless waived: (i) the approval of the Business Combination Agreement and the transactions contemplated thereby, the adoption of Pubco’s amended and restated the memorandum and articles of association, the adoption and approval of a new equity incentive plan for Pubco, the appointment of the members of the Pubco’s board of directors after the Closing and other related matters by the requisite vote of Edoc’s shareholders; (ii) receipt by AOI of all consents required to be obtained from any regulatory authority or third person in order to consummate the Transactions (the “Required Consents”); (iii) expiration of any waiting period under applicable antitrust laws; (iv) no law or order preventing or prohibiting the Transactions; (v) no pending litigation to enjoin or restrict the consummation of the Closing; (vi) Edoc having at least $5,000,001 in net tangible assets as of the Closing, after giving effect to the completion of the Redemption and any private placement financing; (vii) the effectiveness of the Registration Statement; (viii) amendment by the shareholders of Pubco of Pubco’s amended and restated memorandum and articles of association in form attached to the Business Combination Agreement; (ix) receipt by AOI and Edoc of evidence reasonably satisfactory to each such party that Pubco qualifies as a foreign private issuer; and (ix) the Pubco ordinary shares and Pubco warrants will have been approved for listing on Nasdaq.

In addition, unless waived by AOI, the obligations of AOI, Pubco, Merger Sub and the Sellers to consummate the Transactions are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (i) the representations and warranties of Edoc being true and correct as of the date of the Business Combination Agreement and as of the Closing (subject to Material Adverse Effect); (ii) Edoc and the Purchaser Representative having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Business Combination Agreement required to be performed or complied with by it on or prior the date of the Closing; (iii) absence of any Material Adverse Effect with respect to Edoc since the date of the Business Combination Agreement which is continuing and uncured; (iv) all ancillary documents are in full force and effect; (v) receipt by Sellers of the Seller Registration Rights Agreement by and among Pubco and the Sellers (the “Seller Registration Rights Agreement”), providing customary registration rights to the Sellers with respect to the portion of the Exchange Shares delivered to the Sellers at the Closing and any Escrow Shares that are released from escrow to the Sellers; (vi) receipt by AOI and Pubco of the First Amendment to Registration Rights Agreement (the “Founder Registration Rights Agreement Amendment”), pursuant to which Edoc, Pubco, the initial shareholders of Edoc (the “Founders”) and the other parties to Edoc’s Registration Rights Agreement that was entered into by Edoc at the time of its initial public offering (“IPO”) (the “Founder Registration Rights Agreement”), shall have amended the Founder Registration Rights Agreement, to among other matters, include Pubco as a party and to make it apply to the Pubco securities to be received in connection with the Merger by Edoc’s shareholders who are parties to the Founder Registration Rights Agreement; (vii) receipt by AOI of employment agreements, effective as of the Closing, in form and substance reasonably acceptable to Edoc and AOI between certain individuals and Pubco, duly executed by the parties thereto; and (viii) American Physicians LLC, a Delaware limited liability company (the “Sponsor”) and other shareholders of Edoc having performed in all material respects the respective obligations required under the Sponsor Support Agreement (the “Sponsor Support Agreement”) and the Insider Letter Amendment (the “Insider Letter Amendment”).

Unless waived by Edoc, the obligations of Edoc, to consummate the Transactions are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (i) the representations and warranties of AOI, Pubco, Merger Sub and the Sellers being true and correct as of the date of the Business Combination Agreement and as of the Closing (subject to Material Adverse Effect); (ii) AOI, Pubco, Merger Sub each Seller and the Seller Representative having performed in all material respects the respective obligations and complied in all material respects with their respective covenants and agreements under the Business Combination Agreement required to be performed or complied with on or prior the date of the Closing; (iii) absence of any Material Adverse Effect with respect to any Target Company or Pubco since the date of the Business Combination Agreement which is continuing and uncured; (iv) receipt by Edoc of employment agreements, effective as of the Closing, in form and substance reasonably acceptable to Edoc and AOI between certain individuals and Pubco, duly executed by the parties thereto; (v) the Non-Competition Agreements and Lock-Up Agreements are in full force and effect; (vi) receipt by Edoc of the Founder Registration Rights Agreement Amendment, duly executed by Pubco; (vii) receipt by Edoc of share certificates and other documents evidencing the transfer of the Purchased Shares to Pubco; (viii) receipt by Edoc of the evidence of the termination of any outstanding options, warrants or other convertible securities of AOI (if any); (ix) receipt by Edoc of a duly executed opinion from AOI’s counsel, in form and substance reasonably satisfactory to Edoc, addressed to Edoc and dated as of the Closing Date; and (x) receipt by Edoc of evidence of the termination of certain related party agreements.

Termination

The Business Combination Agreement may be terminated at any time prior to the Closing by either Edoc or AOI if the Closing has not occurred on or prior to August 12, 2023 (the “Outside Date”); provided that if Edoc, at its election, receives shareholder approval for a charter amendment to extend the term it has to consummate a business combination (“Charter Extension”), for the shorter of three months and the period ending on the last day for Edoc to consummate a business combination pursuant to the Charter Extension. A party is not entitled to terminate the Business Combination Agreement if the failure of the Closing to occur by such date was caused by or the result of a breach of the Business Combination Agreement by such party (or with respect to AOI, the Sellers, Pubco or Merger Sub).

The Business Combination Agreement may also be terminated under certain other customary and limited circumstances prior the Closing, including, among other reasons: (i) by mutual written consent of Edoc and AOI; (ii) by either Edoc or AOI if a governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-appealable; (iii) by AOI for Edoc’s material uncured breach of the Business Combination Agreement, if the breach would result in the failure of the related Closing condition; (iv) by Edoc for the material uncured breach of the Business Combination Agreement by AOI, Pubco, Merger Sub or any Seller, if the breach would result in the failure of the related Closing condition; (v) by Edoc if there has been a Material Adverse Effect with respect to the Target Companies taken as a whole since the date of the Business Combination Agreement which is uncured and continuing; or (vi) by either Edoc or AOI if Edoc holds an extraordinary general meeting of its shareholders to approve the Business Combination Agreement and the Transactions and such approval is not obtained.

If the Business Combination Agreement is terminated, all obligations of the parties under the Business Combination Agreement (except for certain obligations related to public announcements, confidentiality, fees and expenses, trust account waiver, termination and general provisions) will terminate, and no party to the Business Combination Agreement will have any further liability to any other party thereto except for liability for certain fraud claims or for willful breach of the Business Combination Agreement prior to the termination.

In the event the Business Combination Agreement is terminated by Edoc as a result of a material breach by AOI, Pubco, Merger Sub or any Seller, AOI will pay Edoc a termination fee of $250,000, as liquidated damages.

Trust Account Waiver and Releases

AOI, Pubco, Merger Sub, the Seller Representative and each of the Sellers have agreed that they and their affiliates will not have any right, title, interest or claim of any kind in or to any monies in Edoc’s trust account held for its public shareholders, and have agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom directly or indirectly to Edoc’s shareholders).

Each Seller, on behalf of itself and its affiliates that own shares of such Seller, provided a general release of AOI and its subsidiaries, effective as of the Closing, other than its rights under the Business Combination Agreement and ancillary documents and certain other customary exceptions.

Governing Law

The Business Combination Agreement is governed by New York law. Any state or federal court located in New York, New York will have exclusive jurisdiction.

A copy of the Business Combination Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Business Combination Agreement is qualified in its entirety by reference thereto.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties, covenants and agreements were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Business Combination Agreement has been filed to provide investors with information regarding its terms, but it is not intended to provide any other factual information about Edoc, AOI or any other party to the Business Combination Agreement. In particular, the representations and warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in Edoc’s public disclosures.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements, copies of each of which are attached hereto as exhibits. Shareholders and other interested parties are urged to read such Related Agreements in their entirety.

Lock-Up Agreements

On December 5, 2022, certain Sellers entered into a Lock-Up Agreement with the Purchaser Representative and, upon execution of a joinder, Pubco, (each, a “Lock-Up Agreement”) with regard to the Exchange Shares to be received by such Seller. In such Lock-Up Agreement, each Seller agreed that such Seller will not, (A) with respect to 50% of such Seller’s Exchange Shares, during the period commencing from the Closing and ending on the earliest of (x) the six (6) month anniversary of the Closing Date, (y) commencing after the three (3) month anniversary of the Closing, the date on which the closing sale price of the Pubco ordinary shares equals or exceeds $12.50 per share for any twenty (20) trading days within any thirty (30) trading day period commencing after the Closing (or if earlier, the date on which Pubco consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Pubco’s shareholders having the right to exchange their equity holdings in Pubco for cash, securities or other property) and (B) and with respect to the remaining 50% of such Seller’s Exchange Shares, during the period commencing from the Closing and ending on the earlier or the date that is six (6) months after the date of the Closing (or if earlier, the date on which Pubco consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Pubco’s shareholders having the right to exchange their equity holdings in Pubco for cash, securities or other property), (i) lend, offer, pledge (except as provided below), hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of such Seller’s Exchange Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Seller’s Exchange Shares, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Each holder also agreed that the Escrow Shares will continue to be subject to such transfer restrictions until they are released from the Escrow Account. However, each Seller is allowed to transfer any of its Exchange Shares (other than the Escrow Shares while they are held in the Escrow Account ) by gift, will or intestate succession or to any immediate family member (or related trust), trustor or trust beneficiary, as a distribution to equity holders upon liquidation or to an affiliate or pursuant to a court order or settlement agreement in divorce; provided in each such case that the transferee thereof agrees to be bound by the restrictions set forth in the Lock-Up Agreement.

Non-Competition Agreements

On December 5, 2022, certain executives of AOI (each, a “Restricted Person”) entered into a Non-Competition and Non-Solicitation Agreement (each, a “Non-Competition Agreement”) in favor of Pubco, Edoc and AOI and their respective present and future affiliates, successors and direct and indirect subsidiaries (collectively, the “Covered Parties”). Under each Non-Competition Agreement, for a period of three (3) years after the Closing (such period, the “Restricted Period”), each Restricted Person agreed that he will not and will not permit his affiliates to, without Pubco’s prior written consent, directly or indirectly engage in the business of processing, manufacturing and selling non-GMO oilseeds and organic and non-organic food-grade oils (the “Business”) (other than through a Covered Party) or own, manage, finance or control, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, a business or entity (other than a Covered Party) that engages in the Business anywhere in the Australia, United States, India, Malaysia, Singapore, China, Japan, New Zealand. However, such Restricted Person and his affiliates will be permitted under its Non-Competition Agreement to own passive investments of less than 2% of the total issued and outstanding equity interests of a competitor that is publicly traded, so long as such Restricted Person and his affiliates and immediate family members are not directly or indirectly involved in the management or control of such competitor. Under each Non-Competition Agreement, the Restricted Person thereto and his affiliates will also be subject to certain non-solicitation and non-interference obligations during the Restricted Period with respect to the Covered Parties’ respective (i) employees, consultants and independent contractors, (ii) customers or clients, and (iii) vendors, suppliers, distributors, agents or other service providers. Each such Restricted Person will also be subject to non-disparagement provisions regarding the Covered Parties and confidentiality obligations with respect to the confidential information of the Covered Parties.

Sponsor Support Agreement

On December 5, 2022, Edoc, the Sponsor, Pubco, upon execution of a joinder agreement to become party thereto, and certain other shareholders of Edoc entered into the Sponsor Support Agreement. Pursuant to the terms of the Sponsor Support Agreement, the Sponsor and certain other shareholders of Edoc agreed to vote their Edoc founder shares in favor of the adoption and approval of the Business Combination Agreement and the Transactions.

Insider Letter Amendment

On December 5, 2022, Edoc, the Sponsor, Pubco, upon execution of a joinder, and certain insiders of Edoc, agreed to amend the Letter Agreement, dated as of November 9, 2020 by and among Edoc, the Sponsor and certain insiders of Edoc, pursuant to which Pubco will assume, and Edoc assign, certain rights and obligations of Edoc thereunder with respect to the Pubco securities to be issued at the Closing in exchange for the ordinary shares, warrants and rights of Edoc.

The Lock-Up Agreement, the Non-Competition Agreement, Sponsor Support Agreement, and Insider Letter Amendment are filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference, and the foregoing descriptions of the Lock-Up Agreements, the Non-Competition Agreements, Sponsor Support Agreement, and Insider Letter Amendment are qualified in their entirety by reference thereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Business Combination Agreement, dated as of December 5, 2022, by and among EDOC Acquisition Corp, American Physicians LLC, Australian Oilseeds Holdings Limited, upon execution of a joinder agreement to become party thereto, AOI Merger Sub, upon execution of a joinder to become party thereto, Australian Oilseeds Investments Pty Ltd., Gary Seaton, in the capacity thereunder as the Seller Representative, and the shareholders of AOI named as Sellers therein.

10.1	Form of Lock-Up Agreement, dated as of December 5, 2022.

10.2	Form of Non-Competition and Non-Solicitation Agreement, dated as of December 5, 2022.

10.3	Sponsor Support Agreement, dated as of December 5, 2022, by and among EDOC Acquisition Corp, American Physicians LLC, Australian Oilseeds Holdings Limited, upon execution of a joinder agreement to become party thereto, and certain insiders of EDOC Acquisition Corp. party thereto.

10.4	Insider Letter Amendment, dated as of December 5, 2022, by and among EDOC Acquisition Corp, American Physicians LLC, Australian Oilseeds Holdings Limited, upon execution of a joinder agreement to become party thereto, and certain shareholders of of EDOC Acquisition Corp. party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

Forward-Looking Statements

The information in this report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “may,” “will,” “expect,” “continue,” “should,” “would,” “anticipate,” “believe,” “seek,” “target,” “predict,” “potential,” “seem,” “future,” “outlook” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of financial and performance metrics and projections of market opportunity and market share; (2) references with respect to the anticipated benefits of the proposed Business Combination and the projected future financial performance of Edoc and AOI’s operating companies following the proposed Business Combination; (3) changes in the market for AOI’s products and services and expansion plans and opportunities; (4) AOI’s unit economics; (5) the sources and uses of cash of the proposed Business Combination; (6) the anticipated capitalization and enterprise value of the combined company following the consummation of the proposed Business Combination; (7) the projected technological developments of AOI and its competitors; (8) anticipated short- and long-term customer benefits; (9) current and future potential commercial and customer relationships; (10) the ability to manufacture efficiently at scale; (11) anticipated investments in research and development and the effect of these investments and timing related to commercial product launches; and (12) expectations related to the terms and timing of the proposed Business Combination. These statements are based on various assumptions, whether or not identified in this report, and on the current expectations of AOI’s and Edoc’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AOI and Edoc. These forward-looking statements are subject to a number of risks and uncertainties, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; the inability to recognize the anticipated benefits of the Business Combination; the ability to obtain or maintain the listing of the Pubco’s securities on The Nasdaq Stock Market, following the Business Combination, including having the requisite number of shareholders; costs related to the Business Combination; changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to AOI; AOI’s ability to successfully and timely develop, manufacture, sell and expand its technology and products, including implement its growth strategy; AOI’s ability to adequately manage any supply chain risks, including the purchase of a sufficient supply of critical components incorporated into its product offerings; risks relating to AOI’s operations and business, including information technology and cybersecurity risks, failure to adequately forecast supply and demand, loss of key customers and deterioration in relationships between AOI and its employees; AOI’s ability to successfully collaborate with business partners; demand for AOI’s current and future offerings; risks that orders that have been placed for AOI’s products are cancelled or modified; risks related to increased competition; risks relating to potential disruption in the transportation and shipping infrastructure, including trade policies and export controls; risks that AOI is unable to secure or protect its intellectual property; risks of product liability or regulatory lawsuits relating to AOI’s products and services; risks that the post-combination company experiences difficulties managing its growth and expanding operations; the uncertain effects of the COVID-19 pandemic and certain geopolitical developments; the inability of the parties to successfully or timely consummate the proposed Business Combination, including the risk that any required shareholder or regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed Business Combination; the outcome of any legal proceedings that may be instituted against AOI, Edoc or Pubco or other following announcement of the proposed Business Combination and transactions contemplated thereby; the ability of AOI to execute its business model, including market acceptance of its planned products and services and achieving sufficient production volumes at acceptable quality levels and prices; technological improvements by AOI’s peers and competitors; and those risk factors discussed in documents of Pubco and Edoc filed, or to be filed, with the Securities and Exchange Commission (the “SEC”). If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Edoc nor AOI presently know or that Edoc and AOI currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Edoc’s and AOI’s expectations, plans or forecasts of future events and views as of the date of this report. Edoc and AOI anticipate that subsequent events and developments will cause Edoc’s and AOI’s assessments to change. However, while Edoc and AOI may elect to update these forward-looking statements at some point in the future, Edoc and AOI specifically disclaim any obligation to do so. Readers are referred to the most recent reports filed with the SEC by Edoc. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

Pubco intends to file with the SEC, a Registration Statement on Form F-4 (as may be amended, the “Registration Statement”), which will include a preliminary proxy statement of Edoc and a prospectus in connection with the proposed Business Combination involving Edoc, Pubco, American Physicians LLC, AOI Merger Sub, Gary Seaton, and the holders of AOI’s outstanding capital shares named on Annex I of the Business Combination Agreement. The definitive proxy statement and other relevant documents will be mailed to shareholders of Edoc as of a record date to be established for voting on Edoc’s proposed Business Combination with AOI. SHAREHOLDERS OF EDOC AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT IN CONNECTION WITH EDOC’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE BUSINESS COMBINATION BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT EDOC, AOI, PUBCO AND THE BUSINESS COMBINATION. Shareholders will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to: Edoc Acquisition Corp., 7612 Main Street Fishers, Suite 200, Victor, NY 14564, Attention: Kevin Chen.

Participants in the Business Combination

Pubco, Edoc and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Edoc in connection with the Business Combination. Information regarding the officers and directors of Edoc is set forth in Edoc’s annual report on Form 10-K, which was filed with the SEC on March 4, 2022. Additional information regarding the interests of such potential participants will also be included in the Registration Statement on Form F-4 (and will be included in the definitive proxy statement/prospectus for the Business Combination) and other relevant documents filed with the SEC.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDOC Acquisition Corp.

Date: December 9, 2022	By:	/s/ Kevin Chen
		Name:	Kevin Chen
		Title:	Chief Executive Officer